EXHIBIT 4.5

EXECUTION COPY

SECURITY AGREEMENT

By

RHOMBUS MERGER CORPORATION

(to be merged with and into Ryerson Inc.),

as Issuer

and

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of October 19, 2007

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		Page

SECTION 12.8.	SEVERABILITY OF PROVISIONS	41
SECTION 12.9.	EXECUTION IN COUNTERPARTS	42
SECTION 12.10.	BUSINESS DAYS	42
SECTION 12.11.	NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITION	42
SECTION 12.12.	NO CLAIMS AGAINST COLLATERAL AGENT	42
SECTION 12.13.	NO RELEASE	42
SECTION 12.14.	OBLIGATIONS ABSOLUTE	43
SECTION 12.15.	JURY TRIAL WAIVER	43

SIGNATURES		S-l

EXHIBIT 1	Form of Securities Pledge Amendment
EXHIBIT 2	Form of Joinder Agreement
EXHIBIT 3	Form of Copyright Security Agreement
EXHIBIT 4	Form of Patent Security Agreement
EXHIBIT 5	Form of Trademark Security Agreement
EXHIBIT 6	Form of Additional Secured Party Joinder
EXHIBIT 7	Form of Collateral Access Agreement

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SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of October 19, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by RHOMBUS MERGER CORPORATION (to be merged with and into Ryerson Inc.), a Delaware corporation (the “Issuer”), and the Guarantors from to time to time party hereto (the “Guarantors”), as pledgors, assignors and debtors (the Issuer, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as collateral agent, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”) for the benefit of the Secured Parties (as hereinafter defined) and acknowledged and agreed to by (i) WELLS FARGO BANK, NATIONAL ASSOCIATION on its behalf solely in its capacity as trustee (the “Trustee”) and on behalf of the Noteholders (as defined below) under the Indenture (as defined below) and (ii) each other Authorized Representative (as defined below), from time to time, for any Class of Additional Secured Obligations with respect to which an Additional Secured Party Joinder has been delivered to the Collateral Agent and the other Authorized Representatives in accordance with Section 9.1.

RECITALS:

A. The Issuer is issuing $425,000,000 aggregate principal amount of 12% Senior Secured Notes due 2015 (the “Fixed Rate Notes”) and $150,000,000 aggregate principal amount of Floating Rate Senior Secured Notes due 2014 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, any Exchange Notes and Additional Notes and any additional Fixed Rate Notes or Floating Rate Notes of the Issuer issued pursuant to the Indenture, the “Notes”) pursuant to the indenture (the “Indenture”) dated as of October 19, 2007 among the Issuer, the Guarantors and the Trustee on behalf of the holders of the Notes (the “Noteholders”).

B. From time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Security Documents (as defined), incur additional Indebtedness (including Additional Notes issued under the Indenture), which is pari passu in right of payment to the Notes and any Additional Secured Obligations, that the Company desires to secure on a pari passu basis with the Notes and by the Pledged Collateral.

C. Each Guarantor has, pursuant to the Indenture, among other things, unconditionally guaranteed the obligations of the Issuer under the Indenture and the Notes and may do so under the terms of Additional Secured Obligations permitted to be incurred under the Indenture.

D. The Issuer and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes and any Additional Secured Obligations it guarantees and each is, therefore, willing to enter into this Agreement.

E. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as defined).

F. It is a condition to the issuance of the Notes that each Pledgor execute and deliver the applicable Security Documents, including this Agreement.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions.

(a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Bank”; “Chattel Paper”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”; “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b) Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.

(c) The following terms shall have the following meanings:

“ABL Agent” shall mean Bank of America, N.A. as Administrative Agent and Collateral Agent under the Credit Agreement and its successors and/or assigns in such capacity.

“ABL Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

“Acquisition Documents” shall mean (i) the Agreement and Plan of Merger dated July 24, 2007 among Rhombus Holding Corporation and Ryerson Inc. and (ii) all other documents and agreements ancillary thereto.

“Additional Secured Debt Documents” means any document or instrument executed and delivered with respect to any Additional Secured Obligations.

“Additional Secured Obligations” shall have the meaning provided in Section 9.1.

“Additional Secured Parties” shall mean the holders from time to time of Additional Secured Obligations.

“Additional Secured Party Joinder” shall mean a completed additional secured party joinder in the form of Exhibit 6 hereto.

“Authorized Representative” means (i) the Trustee for so long as the Notes are Secured Obligations hereunder and (ii) any other trustee, agent or representative designated as an “Authorized Representative” for any Additional Secured Parties in an Additional Secured Party Joinder delivered to the Collateral Agent and the other Authorized Representatives in accordance with Section 9.1 for so long as the Additional Secured Obligations for which such party is serving in such capacity constitutes Secured Obligations hereunder; provided that so long as there are no Additional Secured Obligations the Trustee will be deemed to be the only Authorized Representative for the Secured Parties.

“Class” with respect to any Secured Obligations, refers to all Secured Obligations under a Secured Agreement or group of related Secured Agreements with respect to which a single Authorized Representative is acting as such hereunder.

“Collateral Access Agreement” shall be an agreement in form substantially similar to any of Exhibits 7A-7C hereto or such other form with respect to which the Collateral Agent shall have received an Officers’ Certificate stating that such other form is sufficient for its intended purpose or that is substantially similar to the form executed in favor of the ABL Agent.

“Collateral Account Funds” shall mean, collectively, the following from time to time on deposit in the Collateral Account (as defined in the Indenture): all funds (including, without limitation, all Trust Monies (as defined in the Indenture)), investments (including, without limitation, Cash Equivalents (as defined in the Indenture)) and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of any Pledgor in substitution for, or in addition to, any or all of the Pledged Collateral or Mortgaged Property; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Pledged Collateral or Mortgaged Property.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claim” shall mean any Commercial Tort Claim, as defined in the UCC that has been asserted in judicial proceedings.

“Commodity Account Control Agreement” shall mean a control agreement establishing the Collateral Agent’s Control with respect to any Commodity Account.

“Contingent Obligation” shall mean with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contracts” shall mean, collectively, with respect to each Pledgor, the Acquisition Documents all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” shall mean, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the United States Internal Revenue Code of 1986, as amended from time to time.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Deposit Account Control Agreement” shall mean a control agreement establishing the Collateral Agent’s Control with respect to any Deposit Account.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, all “deposit accounts” (other than the Collateral Account and all Collateral Account Funds) as such term is defined in the UCC and in any event shall include all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts thereof.

“Discharge of ABL Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Event of Default” shall mean (i) any Event of Default under the Indenture and (ii) any event of default under any Additional Secured Debt Document.

“Excluded Assets” shall mean

(a) any permit, license, contract or other asset issued by a Governmental Authority to any Pledgor or any contract or other agreement to which any Pledgor is a party, in each case, only to the extent and for so long as the terms of such permit, license, contract or other asset issued by a Governmental Authority to any Pledgor of such contract or other agreement or any Requirement of Law applicable thereto, validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);

(b) assets owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing Purchase Money Debt or Capital Lease Obligations permitted to be incurred pursuant to the provisions of the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Debt or Capital Lease Obligation) validly prohibits the creation of any other Lien on such assets;

(c) any intent-to-use trademark application to the extent and for so long as creation by a Pledgor of a security interest therein would result in the loss by such Pledgor of any material rights therein;

(d) motor vehicles and other goods covered by a certificate of title;

(e) assets of the Pledgors located outside of the United States to the extent a lien in such assets cannot be created and perfected under the United States federal or state law;

(f) the issued and outstanding voting capital stock of any first tier Foreign Subsidiary in excess of 65% thereof;

(g) any leasehold interests in real property of any Pledgor as tenant;

(h) interests in joint ventures, including, in the case of Tata Ryerson Limited, interests in Ryerson Holdings (India) Pte Ltd., to the extent and for so long as the documents governing such joint venture interests prohibit the granting of a security interest therein;

(i) any collateral as to which the Collateral Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein; provided that the

Collateral Agent shall not be required to make any such determination unless it has been instructed by the holders of more than 50% of the aggregate outstanding principal amount of the Notes that have made such a determination; and

(j) all of the Pledgors’ right, title and interest in owned real property, other than Mortgaged Property, to the extent the book value or estimated fair market value (determined in good faith by the Pledgors) thereof does not exceed $1.0 million;

provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (j) (unless such Proceeds, substitutions or replacements would constitute an Excluded Asset referred to in clauses (a) through (j)).

“Foreign Subsidiary” shall mean a Subsidiary organized under the laws of any jurisdiction other than United States of America, any State thereof or the District of Columbia.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Indenture” shall have the meaning assigned to such term in Recital A hereof.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 10 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of October 19, 2007 by and between the ABL Agent and the Collateral Agent.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Issuer” shall have the meaning assigned to such term in the Preamble hereof.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 2 hereto.

“Material Adverse Effect” shall mean the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has or could reasonably be expected to have a material adverse effect upon the business, operations, properties (including the Pledged Collateral) or condition (financial or otherwise) of the Pledgors taken as a whole; (ii) has or could be reasonably expected to have any material adverse effect upon the validity or enforceability of this Agreement or any of the other Secured Agreements or the ability of any Secured Party to realize upon any of the Pledged Collateral or to enforce or collect the Obligations; or (iii) has any material adverse effect, upon the Liens of the Security Documents or the priority of any such Liens.

“Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material (i) to the use and operation of the Pledged Collateral or Mortgaged Property or (ii) to the business, results of operations, prospects or condition, financial or otherwise, of the Pledgors taken as a whole.

“Mortgaged Property” shall have the meaning assigned to such term in the Mortgages (as defined in the Indenture).

“Noteholders” shall have the meaning assigned to such term in Recital A hereof.

“Ordinary Course of Business” means with respect to any transaction involving any Person, the ordinary course of such Person’s business as undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Secured Agreement.

“Paid in Full” shall mean with respect to (i) any non-Contingent Obligations, the indefeasible payment in full, in cash of such Obligations, including all interest, fees and other charges payable in connection therewith, whether such interest, fees or other charges accrue or are incurred prior to or during the pendency of an insolvency proceeding and whether or not any of the same are allowed or recoverable in any bankruptcy case pursuant to Section 506 of the Bankruptcy Code or any other Bankruptcy Laws or otherwise; and (ii) any Obligations that are contingent in nature, such as a right of the Collateral Agent, the Trustee or any other person to reimbursement or indemnification by any Obligor, the depositing of cash with the Collateral Agent in an amount equal to 100% of any such Obligations that have been liquidated or, if such Obligations are unliquidated in amount and represent a claim which has been asserted against the Collateral Agent, the Trustee or any other person and for which an indemnity has been provided hereunder, in an amount that is equal to such claim or the Collateral Agent’s good faith estimate of such claim.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“Perfection Certificate” shall mean that certain perfection certificate dated October 19, 2007, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedules 8(a) and 8(b) to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests; provided, however, that Pledged Securities shall not include (1) Equity Interests of any Subsidiary of a Controlled Foreign Corporation or (2) any outstanding voting capital stock of a first-tier Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Quarterly Update Date” means the date of delivery of quarterly financial statements pursuant to Section 4.3 of the Indenture with respect to the first three fiscal quarters, and a day within 45 days after the end of the last fiscal quarter of every year.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Secured Agreements” shall mean (i) this Agreement, the Indenture, the Notes and the other Security Documents and (ii) Additional Secured Debt Documents and, in each case of clause (i) and (ii) above, all other documents, certificates and instruments relating to, arising out of, or in any way connected therewith.

“Secured Obligations” shall mean (i) all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not such claim for post-petition interest is allowed in any such proceeding)) owing to the Collateral Agent, the Trustee and the holders under the Notes, the Indenture and the Security Documents and the due performance and compliance by the Pledgors with all of the terms, conditions and agreements contained in the Notes, the Indenture and in Security Documents; (ii) any and all sums advanced by the Collateral Agent in accordance with the Indenture or any of the Security Documents in order to preserve the Pledged Collateral or Mortgaged Property or preserve its security interest in, or Lien on, the Pledged Collateral or Mortgaged Property; (iii) in the event of any proceedings for the collection or enforcement of any indebtedness, obligations, or liabilities of the Pledgors referred to in clause (i) above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Pledged Collateral or Mortgaged Property, or of any exercise by the Collateral Agent of its rights hereunder, or under any other Security Document, together with reasonable attorneys’ fees and court costs; and (iv) if any Additional Secured Obligations are incurred, all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing to any holder of Additional Secured Obligations (that has been designated as Additional Secured Obligations pursuant to Section 9.1) under any Additional Secured Debt Documents.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Trustee, the Noteholders, Additional Secured Parties and their Authorized Representatives; provided that such Additional Secured Parties and their Authorized Representatives comply with Section 9.1 hereof and execute an Additional Secured Party Joinder.

“Securities Account Control Agreement” shall mean a control agreement in a establishing the Collateral Agent’s Control with respect to any Securities Account.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2. Interpretation. The rules of interpretation specified in the Indenture (including Section 1.4 thereof) shall be applicable to this Agreement.

SECTION 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

SECTION 1.4. Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)	all Accounts;

(ii)	all Equipment, Goods, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Investment Property;

(vii)	all Intellectual Property Collateral;

(viii)	the Commercial Tort Claims described on Schedule 12 to the Perfection Certificate;

(ix)	all General Intangibles;

(x)	all Money and all Deposit Accounts;

(xi)	all Supporting Obligations;

(xii)	all books and records relating to the Pledged Collateral

(xiii)	the Collateral Account and all Collateral Account Funds; and

(xiv)	to the extent not covered by clauses (i) through (xiii) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing;

Notwithstanding anything to the contrary contained in clauses (i) through (xiv) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Assets. Further notwithstanding anything herein to the contrary, prior to the Discharge of ABL Obligations the lien and security interest in the ABL Collateral granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement shall be subordinate to the Lien granted to the ABL Agent and security interest in such collateral and the exercise of any right or remedy by the Collateral Agent hereunder with respect to such collateral is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECTION 2.2. Filings. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent. Anything to the contrary herein notwithstanding, the Collateral Agent shall not be required to make any filings of financing statements, filings with the United States Patent and Trademark Office, the United States Copyright Office or otherwise except to the extent such filings are delivered to the Collateral Agent in proper form for recording, and the filing thereof is specified in the Perfection Certificate or in a written direction to the Collateral Agent from the Trustee or a Pledgor.

(b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.

(c) Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein under United States law subject to Permitted Liens. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall, on or before the first Quarterly Update Date following the receipt thereof by such Pledgor, be delivered to and held by or on behalf of the Collateral Agent pursuant hereto; provided, however, that all certificates representing or evidencing Equity Interests of any Subsidiary shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto within thirty days after receipt thereof by such Pledgor. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof subject to Permitted Liens. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto, (ii) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equity-holder register or the books of the issuer, execute pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, (A) cause the Organizational Documents of each such issuer that is a Subsidiary of the Issuer to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest subject only to Permitted Liens and in terms of priority only, to the Lien of the ABL Agent in the ABL Collateral until the Discharge of ABL Obligations. Notwithstanding anything contained herein to the contrary, perfection of the Collateral Agent’s security interest in Money shall not be required other than to the extent it is (i) perfected as proceeds of collateral or (ii) deposited in a Deposit Account subject to a Control of the Collateral Agent.

SECTION 3.4. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any

Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $5,000,000 individually or $10,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall on or before the first Quarterly Update Date following the receipt thereof by such Pledgor endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b) Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 13 to the Perfection Certificate. The Collateral Agent has a first priority security interest in each such Deposit Account, subject as to priority only to Permitted Liens (including with respect to the ABL Collateral the Liens of the ABL Agent until the Discharge of ABL Obligations), which security interest shall promptly be perfected by Control but in any event within 180 days of the date hereof. No Pledgor shall hereafter establish and maintain any Deposit Account unless(1) it shall give the Collateral Agent prompt written notice that such new Deposit Account has been established with a Bank and (2) such Bank, such Pledgor and the Collateral Agent shall within sixty (60) days of the date of acquisition of such Deposit Account have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account, such time to be extended by the Collateral Agent. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. The provisions of this Section 3.4(b) shall not apply to Deposit Accounts (i) for which the Collateral Agent is the Bank, (ii) for which all of the funds on deposit are used for funding (w) payroll, (x) 401(K) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation, (y) health care benefits and (z) escrow arrangements (e.g., environmental indemnity accounts), (iii) (not already subject to the provisions of this paragraph) with an aggregate average daily balance of all funds in all such other deposit accounts for all Loan Parties not in excess of $10,000,000 at any time and (iv) located outside of the United States. No Pledgor shall grant Control of any Deposit Account to any person other than the Collateral Agent and, subject to the Intercreditor Agreement, prior to the Discharge of ABL Obligations, the ABL Agent.

(c) Securities Accounts and Commodity Accounts. (i) As of the date hereof, no Pledgor has any Securities Accounts or Commodity Accounts other than those listed in Schedule 13 to the Perfection Certificate. The Collateral Agent has a first priority security interest in each such Securities Account and Commodity Account, which security interest shall promptly be perfected by Control but in any event within 180 days of the date hereof. No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) it shall give the Collateral Agent prompt written notice that such new Securities Account or Commodity Account has been established and (2) such Securities Intermediary or Commodity Intermediary, as the case may be, such Pledgor and the Collateral Agent shall within sixty (60) days of the date of the acquisition of such Securities Account or Commodity Account have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and shall promptly deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to Collateral Agent’s Control. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Pledgor shall grant Control over any Investment Property to any person other than the Collateral Agent.

(ii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other person.

(d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 10 to the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall on or before the first Quarterly Update Date following the receipt thereof by such Pledgor notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $5,000,000 individually or $10,000,000 in the aggregate for all Pledgors. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as the Collateral Agent has been provided an opinion of counsel satisfactory to the Collateral Agent that such procedures will not result in the Collateral Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Pledgor shall on or before the first Quarterly Update Date following the receipt thereof by such Pledgor notify the Collateral Agent thereof and such Pledgor shall, at the request of the Collateral Agent, pursuant to an agreement in customary and appropriate form and substance, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Indenture. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $5,000,000 individually or $10,000,000 in the aggregate for all Pledgors.

(f) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 12 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Collateral Agent does not have a security interest, does not exceed $10,000,000 in the aggregate for all Pledgors.

(g) Collateral Access Agreements. Each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location where such Pledgor maintains Pledged Collateral, a Collateral Access Agreement, as applicable, and use commercially reasonable efforts to obtain a Collateral

Access Agreement and/or landlord’s lien waiver, as applicable, from all landlords, who from time to time have possession of any Pledged Collateral if reasonably requested by the Collateral Agent. Notwithstanding the foregoing, each Pledgor shall not be required to seek to obtain a Collateral Access Agreement and/or landlord’s lien waiver, as applicable, at any locations if the value of the Pledged Collateral maintained at such location is less than $1,000,000 in the aggregate, provided, further, however, a Collateral Access Agreement and/or landlord’s lien waiver, as applicable, shall be required by the Collateral Agent for each location for which the ABL Agent has received a landlord access agreement and/or landlord’s lien waiver.

SECTION 3.5. Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Issuer which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Indenture or any Additional Secured Debt Documents, to execute and deliver to the Collateral Agent (a) a Joinder Agreement substantially in the form of Exhibit 2 hereto and (b) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired or created, and upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may request based on a written instruction from the Trustee or a Pledgor or as required in a perfection opinion delivered to the Trustee pursuant to Section 10.2 of the Indenture in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be instructed by the Trustee to commence pursuant to (and subject to the requirements of) the Indenture to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1. Title. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others.

SECTION 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made) being duly made, a perfected security interest in all the Pledged Collateral, except as otherwise provided herein. The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Liens including, with respect to the ABL Collateral, Liens granted to the ABL Agent until the Discharge of ABL Obligations.

SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all material claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Collateral Agent hereunder to the extent reasonably likely to have a Material Adverse Effect and after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity.

SECTION 4.4. Other Financing Statements. Such Pledgor has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements listed on Schedule 8 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the Collateral Agent and the holders of the Permitted Liens.

SECTION 4.5. Location of Inventory and Equipment. Except as in accordance with the Indenture, in no event shall any Equipment or Inventory be moved to any location outside of the United States.

SECTION 4.6. Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived or otherwise agreed and not as a result of any rights contained in any organizational document) to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities to the extent reasonably likely to have a Material Adverse Effect.

SECTION 4.7. Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8. Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

SECTION 4.9. Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Indenture.

SECTION 4.10. Chief Executive Office; Change of Name; Jurisdiction of Organization.

(a) Such Pledgor will not effect any change (i) to its legal name, (ii) in its identity or organizational structure, (iii) in its organizational identification number, if any, or (iv) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it shall have given the Collateral Agent promptly but in any event within 30 days after such change, written notice clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) it shall have taken or will promptly take all action necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral.

(b) The Collateral Agent shall have no duty to inquire about any of the changes described in clause (a) above, the parties acknowledging and agreeing that each Pledgor is solely responsible to take all action described in Section 4.10(a)(B) above.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and shall, on or before the first Quarterly Update Date following the receipt thereof by such Pledgor, deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 1 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement; provided, however, that all certificates representing or evidencing Equity Interests of any Subsidiary shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto within thirty days after receipt thereof by such Pledgor. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2. Voting Rights; Distributions; etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not in violation with the terms or purposes hereof, the Indenture or any Additional Secured Debt Documents.

(ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, on or before the first Quarterly Update Date following the receipt thereof by such Pledgor delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default:

(i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3. Defaults, etc. Other than to the extent not reasonably likely to cause a Material Adverse Effect, each Pledgor hereby represents and warrants that (i) such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder, (ii) no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and (iii) as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4. Certain Agreements of Pledgors as Issuers and Holders of Equity Interests.

(a) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 6.1. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article X hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor shall grant to the Collateral Agent, to the extent assignable, a non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2. Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) on or before the first Quarterly Update Date following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, (ii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, (iii) on or before the first Quarterly Update Date following obtaining knowledge thereof, notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (iv) except in each case as could not have resulted in a Material Adverse Effect, not license any Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the prudent conduct of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby and (v) furnish to the Collateral Agent from time to time reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time request pursuant to an instruction from the Trustee pursuant to the Indenture.

SECTION 6.3. After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, or if any intent-to use trademark application is no longer subject to clause (c) of the definition of Excluded Assets, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly on or before the first Quarterly Update Date provide to the Collateral Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument in form of Exhibit 3, Exhibit 4 or Exhibit 5, as the case may be, and file such instruments with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 11(a) and 11(b) to the Perfection Certificate to include any Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.

SECTION 6.4. Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section 7.7 of the Indenture. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent where such Pledgor deems prudent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.2. Legend. After the occurrence and during the continuance of an Event of Default and upon the request of the Collateral Agent, each Pledgor shall legend, at the request of the Collateral Agent and in form and manner satisfactory to the Collateral Agent, in each case upon instruction from the Trustee, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 7.3. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except consistent with prudent business practice, or extend or renew any such obligations except consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except consistent with such Pledgor’s commercial judgment. Each Pledgor shall in all material respects timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables consistent with prudent business practice.

SECTION 7.4. Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due and consistent with prudent business practice (including Receivables that are delinquent to the extent deemed appropriate in the commercial judgment of such Pledgor exercised in the Ordinary Course of Business, any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the Ordinary Course of Business (i) a refund or credit due as a result of returned or damaged or defective merchandise or otherwise in such Pledgor’s commercial judgment and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with the Ordinary Course of Business. The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS

SECTION 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Indenture.

ARTICLE IX

ADDITIONAL SECURED OBLIGATIONS

SECTION 9.1. Additional Secured Obligations. On or after the Issue Date the Issuers may from time to time designate additional Pari Passu Lien Obligations (as defined in the Indenture) of the Issuers or any Guarantor permitted to be Incurred under the Indenture and to be secured by a Lien on the Collateral (as defined in the Indenture) permitted by the Indenture as additional Secured Obligations hereunder (“Additional Secured Obligations”) by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by the chief financial officer of the Issuers (i) identifying the Class of obligations so designated and the aggregate principal amount or face amount thereof, stating that such Class of obligations is designated as an Additional Secured Obligation for purposes hereof, (ii) representing that such designation of such Class of obligations as an Additional Secured Obligation complies with the terms of each of the Secured Agreements and (iii) specifying the name and address of the Authorized Representative for such Class of obligations, (b) a fully executed Additional Secured Party Joinder (in the form attached as Exhibit 6); and (c) an Opinion of Counsel to the effect that the designation of such Class of obligations as “Additional Secured Obligations” is in compliance with the terms of the Indenture. Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of this Agreement for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Additional Secured Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Additional Secured Obligations as set forth in each Additional Secured Party Joinder and agrees, on behalf of itself and each Additional Secured Party it represents, to be bound by this Agreement.

ARTICLE X

REMEDIES

SECTION 10.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies, in each case with respect to the ABL Collateral subject to the terms of the Intercreditor Agreement:

(i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall hold all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 10.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article XI hereof;

(vi) Retain and apply the Distributions to the Secured Obligations as provided in Article XI hereof;

(vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii) Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, based upon a direction from the Trustee pursuant to the Indenture, without notice except as specified in Section 10.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may determine (which determination may be based on the advice of counsel) to be commercially reasonable. To the extent permitted by law, the Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 10.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 10.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article X in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 10.4. Certain Sales of Pledged Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) Intentionally omitted.

(d) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 10.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 10.5. No Waiver; Cumulative Remedies.

(a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Security Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 10.6. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.

ARTICLE XI

APPLICATION OF PROCEEDS

SECTION 11.1. Application of Proceeds.

(a) Subject to the terms of the Intercreditor Agreement with respect to the ABL Collateral, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral or Mortgaged Property pursuant to the exercise by the Collateral Agent of its remedies under the Security Documents shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement or the other Security Documents, by the Collateral Agent as follows:

(i) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and the Trustee and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent and the Trustee in connection therewith and all indemnities and other amounts for which each of the Collateral Agent and the Trustee is entitled pursuant to the provisions of the Indenture, any other Security Document or this Agreement;

(ii) Second, to reimburse any Secured Party for any indemnification amounts paid to the Collateral Agent in connection with any costs and expenses incurred by the Collateral Agent;

(iii) Third, to the payment of all accrued and unpaid interest owing in respect of the Secured Obligations on a pro rata basis in accordance with the respective amounts of all interest owed in respect of the Secured Obligations to Secured Parties;

(iv) Fourth, to the payment of all of all amounts of principal (or, in the case of discount notes, unpaid accreted value) owing in respect of the Secured Obligations on a pro rata basis in accordance with the respective amounts of all principal (or, in the case of discount notes, unpaid accreted value) owed in respect of the Secured Obligations to Secured Parties;

(v) Fifth, to all other amounts then owing in respect of the Secured Obligations; and

(vi) Sixth, the balance, if any, to the Issuers or Guarantors or such other persons as are entitled thereto.

All applications of proceeds pursuant to clauses (ii) though (v) above shall be allocated among the Secured Parties on a pro rata basis according to the principal (or, in the case of discount notes, accreted value), interest and other amounts owing in respect of the Secured Obligations at the time of the distribution. In the event that any such proceeds are insufficient to pay in full the items described in clauses (i) through (iv) of this Section 11.1, the Pledgors shall remain liable, jointly and severally, for any deficiency.

(b) Upon the request of the Collateral Agent prior to any distribution under this Section 11.1, each Secured Party or their Authorized Representative shall provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in Section 11.1 (a), that each such Secured Party or their Authorized Representative believes it is entitled to receive, and the Collateral Agent shall be fully entitled to rely on such certificates.

SECTION 11.2. Sharing of Proceeds. If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with Section 11.1.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1. Concerning Collateral Agent.

(a) Each Secured Party hereby appoints Wells Fargo Bank, National Association, to serve as Collateral Agent and representative of the Secured Parties under each of the Security Documents and the Intercreditor Agreement and authorizes and directs the Collateral Agent to act as agent for the Secured Parties for the purpose of executing and delivering, on behalf of all the Secured Parties, the Security Documents and the Intercreditor Agreement and any other documents or instruments related thereto or necessary or, as determined by the Collateral Agent, desirable to perfect the Liens granted to the Collateral Agent thereunder and, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Parties’ rights in respect of the Pledged Collateral or Mortgaged Property and the obligations of the Pledgors under the Security Documents, and for the purpose of, or in connection with, releasing the obligations of the Pledgors under the Security Documents. Without limiting the generality of the foregoing, the Collateral Agent is further hereby appointed as agent for each of the Secured Parties to hold the Liens on the Pledged Collateral or Mortgaged Property granted pursuant to the Security Documents with sole authority (subject to the Indenture) to exercise remedies under the Security

Documents. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral or Mortgaged Property), in accordance with the Secured Agreements and the Intercreditor Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in Section 12.3. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under the Secured Agreements, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under the Secured Agreements. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under the Secured Agreements while it was the Collateral Agent.

(b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral or Mortgaged Property in its possession if such Pledged Collateral or Mortgaged Property is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral or Mortgaged Property.

(c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to the Secured Agreements and its duties thereunder, upon advice of counsel selected by it (who may be counsel to one or more Pledgors). The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received written notice from a Secured Party or the Company referring to the applicable Secured Agreement, describing such Default or Event of Default and stating that it is a “notice of default” or a “notice of event of default”, setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may rely on such notice without further inquiry. The Collateral Agent shall have no obligation or duty prior to or after receiving any such notice to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to conclusively rely, and shall be fully protected in so relying, on any such notice furnished to it.

(d) If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the terms of this Agreement shall control.

(e) The Collateral Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 10.1 of the Indenture. If any Pledgor fails to direct the Collateral Agent to make an additional filing or take other action in respect of any such change, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral or Mortgaged Property for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes and the parties acknowledge and agree that it would not be feasible or practical for the Collateral Agent to search for information on such changes.

(f) Notwithstanding anything to the contrary contained herein or in any Security Document, the Collateral Agent shall not be required to take or refrain from taking, and shall have no liability to any Secured Party for taking or refraining from taking, any action (i) that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability, unless the Collateral Agent and such officers, directors, agents or employees shall be indemnified in a manner reasonably satisfactory to the Collateral Agent, or (ii) that is, or in the good faith judgment of the Collateral Agent may be, contrary to any Security Document, any other Secured Agreement or applicable law. Upon receipt of such indemnity, however, the Collateral Agent shall act upon the specific instructions of the Authorized Representatives provided in accordance with the provisions of this Agreement, except for any instructions that in the good faith judgment of the Collateral Agent may be contrary to any Security Document, any other Secured Agreement or applicable law.

(g) For purposes of this Agreement and the other Security Documents, each Secured Party shall appoint a Person as its Authorized Representative for the purpose of giving or delivering any notices or instructions hereunder and thereunder. Any instructions given by the Authorized Representatives on behalf of the applicable Secured Parties to the Collateral Agent pursuant to the Security Documents shall be in writing signed by the Authorized Representative(s) of the applicable Secured Parties with respect to such instructions and such instructions shall certify to and for the benefit of the Collateral Agent the outstanding aggregate principal amount (or, in the case of discount notes, accreted value) of all Secured Obligations that the Secured Parties authorizing such instructions hold. In determining whether the applicable Secured Parties have consented to any action under the Security Documents, the Collateral Agent may conclusively rely on each Authorized Representative as to the amount of Secured Obligations held by holders represented by such Authorized Representative. The Collateral Agent shall be entitled to rely conclusively and absolutely on such instructions and certifications as to the identity of the applicable Secured Parties with respect to such instructions, and the Collateral Agent shall not be required to take any action, and shall not be liable to any Secured Party for failing or refusing to act, pursuant to any instructions which are not given or delivered by the Authorized Representatives of various Secured Parties comprising the applicable Secured Parties as required by Section 10.1. The parties hereto acknowledge that the Authorized Representative of each of the Secured Parties shall be (x) the Trustee, in the case of the Noteholders, and (y) as set forth in the applicable Additional Secured Party Joinder with respect to any Additional Secured Obligations.

(h) Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken or not taken by the Collateral Agent or the exercise or nonexercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the provisions of this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Collateral Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(i) Subject to clause (f) of this Section 12.1, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to monitor, to preserve the value of or to demand, collect or realize upon any of the Pledged Collateral or Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral or Mortgaged Property upon the request of any Pledgor or any other person or to take any other action whatsoever with regard to the Pledged Collateral or Mortgaged Property or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent in the Pledged Collateral or Mortgaged Property and, subject to clause (f) of this Section 12.1, shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall have any duty or liability or be responsible to any Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. The Collateral Agent shall have no duty or liability as to the taking of any necessary steps to preserve or protect the Pledged Collateral or Mortgaged Property or to preserve rights against prior parties. Nothing contained in this Agreement shall be construed as requiring or obligating the Collateral Agent, and the Collateral Agent shall not be required or obligated, to (i) present or file any claim or notice or take any action with respect to any Pledged Collateral or Mortgaged Property or in connection therewith or (ii) notify any Pledgor of any decline in the value of any Pledged Collateral or Mortgaged Property. The Collateral Agent shall have no duty as to the collection of any Pledged Collateral or Mortgaged Property in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, or any income thereon or any other rights pertaining thereto.

(j) The Collateral Agent shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it under the Secured Agreements or for filing, refiling, recording, re-recording or continuing any document, financing statement, notice or instrument in any public office at any time or times and shall not be responsible for seeing to the provision of insurance on or the payment of any taxes with respect to any property subject to the Secured Agreements.

(k) No provision of the Secured Agreements shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Collateral Agent shall be construed to be a duty. Subject to clause (f) of this Section 12.1, no permissive or discretionary power or authority available to the Collateral Agent hereunder, including any right to approve forms of filings, documents or instruments and rights to grant extensions of time, shall be construed to require the Collateral Agent to exercise such power or authority and the Collateral Agent shall be permitted, before exercising such power or authority, to require a written direction from the Trustee under the Indenture, an Officers’ Certificate of the Issuer or such other supporting documentation as the Collateral Agent may request.

(l) The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including without limitation, the release or substitution of Pledged Collateral or Mortgaged Property), in each case in accordance with the Secured Agreements and the Indenture.

(m) Upon resignation of the Collateral Agent, the Collateral Agent shall thereupon be discharged from its duties and obligations under the Secured Agreements. Following the resignation of the Collateral Agent, the provisions of the Secured Agreements shall continue to inure to its benefit as to any actions taken or omitted to be taken by it under the Secured Agreements while it was the Collateral Agent.

(n) The Collateral Agent shall not have any liability hereunder except for its own gross negligence or willful misconduct and under no circumstances shall the Collateral Agent be liable for any special, punitive, exemplary or consequential damages.

(o) The Collateral Agent shall be vested with all of the rights, powers, benefits, privileges and protections of the Collateral Agent set forth in the Indenture, all of which are incorporated herein and shall apply to all of the Secured Documents.

SECTION 12.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, if any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral or

Mortgaged Property, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral or Mortgaged Property) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Indenture. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 7.7 of the Indenture. Neither the provisions of this Section 12.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 12.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to, after the continuance of an Event of Default, take any action and to execute any instrument consistent with the terms of the Indenture, the Notes, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 12.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral or Mortgaged Property and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto (other than Permitted Liens). Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 12.4. Termination; Release. When all the Secured Obligations have been Paid in Full and no commitments remain under Additional Secured Debt Documents, this Agreement shall terminate. Upon termination of this Agreement the Pledged Collateral and Mortgaged Property shall be released from the Lien of the Security Documents. In addition, the

Pledged Collateral or Mortgaged Property or any portion thereof shall be released from the Lien of this Agreement pursuant to the Indenture. Upon such release, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral or Mortgaged Property or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral or Mortgaged Property proper documents and instruments (including UCC-3 termination financing statements or releases, terminations of Control Agreements, Collateral Access Agreements, Intellectual Property Collateral filings and mortgages, as applicable) acknowledging the termination hereof or the release of such Pledged Collateral or Mortgaged Property as the case may be.

SECTION 12.5. Modification in Writing. Except as permitted by Section 9.1 of the Indenture, no amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 12.6. Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Indenture, as to any Additional Secured Party, addressed to it at the address set forth in the applicable Additional Secured Party Joinder, and as to the Collateral Agent, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

SECTION 12.7. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Section 13.8 of the Indenture are incorporated herein, mutatis mutandis, as if apart hereof.

SECTION 12.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 12.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 12.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 12.11. No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or Mortgaged Property or any part thereof.

SECTION 12.12. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or Mortgaged Property or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 12.13. No Release. Nothing set forth in this Agreement or any other Security Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or Mortgaged Property or from any liability to any person under or in respect of any of the Pledged Collateral or Mortgaged Property or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture or the other Security Documents, or under or in respect of the Pledged Collateral or Mortgaged Property or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral or Mortgaged Property by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral or Mortgaged Property hereunder. The obligations of each Pledgor contained in this Section 12.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Indenture and the other Security Documents.

SECTION 12.14. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii) any lack of validity or enforceability of the Indenture, the Notes or any other Security Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other Security Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture or any other Security Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 12.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 12.15. Jury Trial Waiver. Each of the Pledgors and the Secured Parties hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

RHOMBUS MERGER CORPORATION

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

Ryerson Inc., as successor by merger to Rhombus Merger Corporation hereby confirms that it has assumed all of the obligations of Rhombus Merger Corporation under this Security Agreement

RYERSON INC.

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

JOSEPH T. RYERSON & SON, INC.

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

J.M. TULL METALS COMPANY, INC.

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

RYERSON PROCUREMENT CORPORATION

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

RYERSON AMERICAS, INC.

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

RDM HOLDINGS, INC.

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

RCJV HOLDINGS, INC.

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

RYERSON INTERNATIONAL, INC.

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

RYERSON (CHINA) LIMITED

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

RYERSON INTERNATIONAL MATERIAL MANAGEMENT SERVICES, INC.

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

RYERSON INTERNATIONAL TRADING, INC.

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

RYERSON PAN PACIFIC LLC

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner Title: Vice President

[Senior Secured Notes Security Agreement]

EXHIBIT 1

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [                    ], is delivered pursuant to Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of October 19, 2007, made by RHOMBUS MERGER CORPORATION, a Delaware corporation (the “Issuer”), the Guarantors party thereto and WELLS FARGO BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[ ], as Pledgor

By:
Name: Title:

AGREED TO AND ACCEPTED: WELLS FARGO BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name: Title:

EXHIBIT 2

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor]

[Address of New Pledgor]

[Date]

_____________________________

_____________________________

_____________________________

_____________________________

Ladies and Gentlemen:

Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of October 19, 2007, made by RHOMBUS MERGER CORPORATION, a Delaware corporation (the “Issuer”), the Guarantors party thereto and WELLS FARGO BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                         ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the Indenture to the same extent that it would have been bound if it had been a signatory to the Indenture on the execution date of the Indenture. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral

(other than Excluded Assets) and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Article III of the Indenture.

Annexed hereto are supplements to each of the schedules to the Security Agreement and the Indenture, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Indenture, as applicable.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name: Title:

AGREED TO AND ACCEPTED: WELLS FARGO BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name: Title:

[Schedules to be attached]

EXHIBIT 3

[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of [                ], by [                ] and [                ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

Now, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a)	Copyrights of such Pledgor listed on Schedule I1 attached hereto; and

(b)	all Proceeds of any and all of the foregoing (other than Excluded Assets).

[1]	Should include same Copyrights listed on Schedule 11(b) of the Perfection Certificate.

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [PLEDGORS][2]

By:
Name: Title:

Accepted and Agreed: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name: Title:

[2]	This document needs only to be executed by the Borrower and/or any Guarantor which owns a pledged Copyright.

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

EXHIBIT 4

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of [            ], by [            ] and [            ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a)	Patents of such Pledgor listed on Schedule I3 attached hereto; and

(b)	all Proceeds of any and all of the foregoing (other than Excluded Assets).

[3]	Should include same Patents listed on Schedule 11(a) of the Perfection Certificate.

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [PLEDGORS][4]

By:
Name:
Title:

Accepted and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[4]	This document needs only to be executed by the Borrower and/or any Guarantor which owns a pledged Patent.

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

EXHIBIT 5

[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of [            ], by [            ] and [            ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Trademarks of such Pledgor listed on Schedule I5 attached hereto;

(b) all Goodwill associated with such Trademarks; and

[5]	Should include same Trademarks listed on Schedule 11(a) of the Perfection Certificate.

(c) all Proceeds of any and all of the foregoing (in each case other than Excluded Assets).

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [PLEDGORS][6]

By:
Name:
Title:

Accepted and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[6]	This document needs only to be executed by the Borrower and/or any Guarantor which owns a pledged Trademark.

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

EXHIBIT 6

[Form of]

ADDITIONAL SECURED PARTY JOINDER

[Name of Additional Secured Creditor]

[Address of Additional Secured Creditor]

[Date]

_________________________

_________________________

_________________________

_________________________

The undersigned is the agent (the “Authorized Representative”) for Persons wishing to become “Additional Secured Parties” (the “New Secured Parties”) under the Security Agreement dated as of dated as of October 19, 2007 (as heretofore amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such term by the Security Agreement)) among Rhombus Merger Corporation, the other Pledgors party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (the “Collateral Agent”).

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Authorized Representative has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligation”) and to act as the Authorized Representative for the New Secured Parties;

(ii) acknowledges that the New Secured Parties has received a copy of the Security Agreement and the Indenture;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Security Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv) accepts and acknowledges the terms of the Security Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Additional Secured Obligations, with all the rights and obligations of an Additional Secured Party thereunder and bound by all the provisions thereof as fully as if it had been an Additional Secured Party on the effective date of the Security Agreement.

The Collateral Agent, by acknowledging and agreeing to this Additional Secured Creditor Consent, accepts the appointment set forth in clause (ii) above.

The name and address of the representative for purposes of Section 12.9 of the Security Agreement are as follows:

[name and address of Authorized Representative]

Each Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral. Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings), amendments thereto and terminations thereof that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent. Notwithstanding the foregoing, the Collateral Agent shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it under the Secured Agreements or for filing, refiling, recording, re-recording or continuing any document, financing statement, notice or instrument in any public office at any time or times and shall not be responsible for seeing to the provision of insurance on or the payment of any taxes with respect to any property subject to the Secured Agreements.

THIS ADDITIONAL SECURED PARTY JOINDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Additional Secured Party Joinder to be duly executed by its authorized officer as of the                  day of 20    .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

RHOMBUS MERGER CORPORATION
[ ] a [ ]
[ ] a [ ]
each as Pledgor

By:
Name:
Title:

EXHIBIT 7

Form of Collateral Access Agreement

LANDLORD

ADDRESS

Ladies and Gentlemen:

As part of a financing transaction, Ryerson Tull, Inc. and Joseph T. Ryerson & Son, Inc., (the “Tenant”) has pledged and granted to Bank of America, N.A., as Agent for certain secured parties (together with its successors in such capacity, the “Credit Agreement Agent”), a continuing general lien upon and security interest in its present and future merchandise, inventory and goods (“Inventory”), including the Inventory located at each of the addresses listed on Schedule 1 hereto (each a “Property” and together, the “Properties”) and (ii) Wells Fargo Bank, N.A., as Collateral Agent for certain secured parties (together with its successors in such capacity, the “Note Agent” and, together with the Credit Agreement Agent, the “Agents”), a continuing general lien upon and second priority security interest in its Inventory, including the Inventory located at each of the addresses and a first priority security interest in all other personal property of Tenant.

We would therefore like to confirm with you, and by your execution and return of the enclosed copy of this letter you hereby confirm and acknowledge, that:

1. You are the landlord under the leases listed in Schedule 1 hereto (each a “Lease” and together, the “Leases”) executed by Tenant. The Leases are in full force and effect and have not been modified or amended except as described in Schedule 1, no other person has notified you regarding security interest in the Inventory and, to the best of your knowledge, Tenant is not in default under the Leases.

2. The Tenant’s grant of a security interest in the Inventory in favor of the Agents does not constitute a default under the Leases, and, to the extent (if any) that the Leases require your consent to such security interest, you hereby consent.

3. You do not have title to any of the Inventory, nor do you have any claims to or lien upon any of the Inventory [except as set forth in paragraph 5].7

[7]	See note 12.

4. You will allow us, our auditors or our other designees access to each of the Properties, upon reasonable prior notice, during ordinary business hours in order to inspect the Inventory and verify the types and quantify thereof. In addition, if either Agent elects to remove the Inventory from a Property pursuant to paragraph 5 below, you will grant such Agent access to such Property, upon reasonable prior notice, during ordinary business hours to do so and will not hinder such Agent’s actions in removing the Inventory, but we shall have no obligation to remove any Inventory from a Property or, having commenced such removal, to complete such removal. We will not interfere with your business operations and all costs and expenses of inspection, verification and removal shall be for such Agent’s account.

5. Subject to any requirements of law, if either Agent certifies to you in writing that an event of default exists under one of our financing or security documents, then, without any responsibility on your part to verify the existence of such default, you will permit the Agent to enter the Property and remove the Inventory to such Agent on written demand [provided that such Agent has cured any monetary defaults under the Lease of which such Agent has been given written notice of in accordance with paragraph 7 below].8

6. You agree to send the Agents, by certified mail or by overnight courier, a copy of any notice of any material default under any of the Leases sent by you to the Tenant or any notice received by you relating to any alleged material breach or default by the Tenant under any mortgage or other instrument that may affect any of the Leases or the Properties.

7. If the Tenant defaults under a Lease, you agree not to exercise any remedy under such Lease or applicable law or in equity unless you have provided the Agents written notice of such default within 30 days of the occurrence thereof and given the Agents 20 business days to cure a monetary default and 60 business day to cure a nonmonetary default and during such time, you will allow the Agent to enter the Property subject to such Lease and remove the Inventory as set forth in paragraphs 4 and 5 above. If any default is cured during the applicable period, you agree to rescind the notice of default, but the Agents shall have no obligation to cure any default of the Tenant or, having commenced such cure, to complete such cure. Notwithstanding the foregoing, your failure to provide such notice will not render you liable to the Agents in any manner or diminish or otherwise affect your rights under any Lease.

[8]

The Tenant agrees to use its best efforts to obtain an executed Collateral Access Agreement from each landlord that does not include the language in brackets in paragraphs 3 and 5; provided that if a landlord refuses to execute a Collateral Access Agreement without the bracketed language notwithstanding the best efforts of the Tenant, the Tenant may deliver a Collateral Access Agreement to the Agent executed by such landlord that contains the language set forth in the brackets in paragraphs 3 and 5.

8. The Agreement shall run with the land and shall bind and benefit the successors and assigns of the parties hereto.

9. Neither Agent shall be liable under this letter agreement for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such Agent’s conduct does not constitute wilful misconduct, negligence or bad faith.

The arrangement or instructions outlined herein shall become effective upon our receipt of your executed counterpart of this letter and shall continue without any change or modification until the Tenant and/or the Agents have given written notification to the contrary to you at the above address, which notification need be signed by the Tenant or an Agent. Upon delivery of any such written notification, you agree to take our instructions as to any processing, holding or delivery of the Inventory. If you receive inconsistent instructions from each of us, the instructions from an Agent will control until such time as the Inventory financing has terminated.

Nothing in this Agreement shall be interpreted or construed to limit, diminish or reduce any of the Tenant’s obligations under any agreement it has with you or your rights and remedies thereunder (other than as expressly set forth herein) or require us to perform any obligations under any such agreements.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK AND NOT THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

The Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all such counterparts together shall constitute but one and the same instrument.

Very truly yours,

RYERSON TULL, INC.

By:
Title:

Notice Address:

Ryerson, Inc.

2621 W. 15th Place

Chicago, IL 60608

Attn: Brian Jay

BANK OF AMERICA, N.A., as Credit Agreement Agent

By:
Title:

Notice Address:

Bank of America, N.A.

55 South Lake Avenue, Suite 900

Pasadena, CA 91101

ATTN: Stephen King

WELLS FARGO BANK, N.A., as Note Agent

By:
Title:

Title:
Notice Address:

Attn:

Acknowledged and Agreed to as
of the date of , 20 .

[LANDLORD]

Title:

SCHEDULE 1

LEASES

Property Address:

Lease:

Amendments (if any):